OLD MILL CORPORATE CENTER
FIFTH AMENDMENT TO THE LEASE AGREEMENT

THIS AMENDMENT (this “Amendment”) is made and entered into this 6th day of March, 2014 by and between Old Mill Corporate Center III, LLC and other related parties (collectively “Lessor”) and Overstock.com, Inc. (“Lessee”).

RECITALS:

A.
Lessee is currently leasing from Lessor floors 1 (with the exception of a data center consisting of 2,000 square feet, which Lessee is leasing from OMTek, LLC), 2, 3, 4, 5 and 6, consisting of 128,172 rentable square feet (the “Total Space”), in the Old Mill Corporation Center III Building located at 6350 South 3000 East, Cottonwood Heights, Salt Lake County, Utah pursuant to a Lease Agreement dated January 23, 2002 (the “Lease”), as amended and extended pursuant to four subsequent amendments .

B.	Lessor and Lessee desire to extend the Lease as set forth hereinafter:

NOW, THEREFORE, in consideration of their mutual promises and covenants set forth hereinafter, the parties agree as follows:

1.	Extension of the Lease. The Lease for the Total Space shall be extended through January 31, 2017.

2.	Base Rent. Base Rent for the Total Space shall be $250,196.60 per month commencing on July 1, 2015.

3.	Base Rent Escalation. Base Rent shall escalate by three percent (3%) on July 1, 2016 to $257,702.50 per month.

4.
Operating Expenses. Lessee will pay its proportionate share of the Operating Expenses. The Operating Expenses for 2013 are anticipated at $8.20 per rsf per year. Lessee shall pay its share of Operating Expenses on a monthly basis. Operating Expenses will be reconciled annually.

5.	Tenant Improvements. Lessee accepts the space “as-is.”

6.	Parking. Lessee shall have the right to use parking consistent with current agreements. Lessor retains the right to re-designate the location of parking within the campus. Parking is by permit only.

7.
Real Estate Commission. Lessor and Lessee warrant that neither party is represented by an outside real estate broker or agent in connection with this Fifth Amendment to the Lease. Lessor represents and warrants that it hasn’t paid any commissions associated with Lessee’s Lease or amendments thereto.

8.	Provisions of Lease. Except as specifically modified by this Fifth Amendment, all of the provisions of the Lease, as previously amended, shall remain in full force effect.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to Lease Agreement as of the day and year first above written.

LESSOR:		LESSEE:

Old Mill Corporate Center III, LLC		Overstock.com, Inc.

By and through its manager, Old Mill Corporate Center III Management Corporation

By	/s/ Richard M. Beckstrand	By	/s/ Jonathan E. Johnson III

Its:	Manager	Its:	Executive Vice Chairman